                                                                 EXHIBIT g(1)(c)

                     AMENDMENT TO MASTER CUSTODIAN CONTRACT

         This Amendment to Master Custodian Contract is made as of June 29, 2001 by and between each investment company party to that certain Master Custodian Contract with State Street Bank and Trust Company dated as of May 1, 2000 (as amended, modified or supplemented and in effect from time to time, the "Contract") and State Street Bank and Trust Company.

         WHEREAS, capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract;

         WHEREAS, each Fund and the Custodian entered into an Amendment to Custodian Contract dated as of May 1, 2000 (the "2000 Amendment") to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act") and to amend and restate certain other provisions of the Contract relating to the custody of assets of the Portfolios held outside the United States; and

         WHEREAS, each Fund and the Custodian desire to further amend the Contract to reflect further revisions to Rule 17f-5, the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the 1940 Act and certain other provisions of the Contract relating to the custody of assets of the Portfolios held outside the United States.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 and Article 4 of the Contract (as each is more particularly set forth in the 2000 Amendment) are hereby deleted and replaced in their entirety by Article 3 and Article 4, respectively, set forth below.

ARTICLE 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

3.1. DEFINITIONS. Capitalized terms in this Contract shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of a Portfolio's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolio's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of its Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by a Fund, on behalf of its Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by a Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the applicable Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the applicable Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to such Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

                  (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the applicable Board in accordance with Section 3.2.5 hereunder and, to the extent that the Foreign Custody Manager has not issued a notice of withdrawal as Foreign Custody Manager for the particular country (pursuant to Section 3.2.2 above); the Foreign Custody Manager has not received a Proper Instruction to close the account (pursuant to

Section 3.2.2 above); and no other notice regarding termination of delegation has been issued (pursuant to Section 3.2.8 below), the Foreign Custody Manager shall suggest (in a non-binding manner) an alternative Eligible Foreign Custodian, if such is available.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, each Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to each Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying each Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3 ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the applicable Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.


ARTICLE 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the applicable Portfolio the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to the Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) Upon the sale of such foreign securities for the applicable Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) In connection with any repurchase agreement related to foreign securities;

         (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the applicable Portfolio;

         (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) For delivery as security in connection with any borrowing by any Fund requiring a pledge of assets by the applicable Fund;

         (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     In connection with the lending of foreign securities; and

         (xii) For any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) Upon the purchase of foreign securities for the applicable Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) In connection with the conversion, exchange or surrender of foreign securities of the applicable Portfolio;

         (iii) For the payment of any expense or liability of the applicable Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the applicable Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) For payment of part or all of the dividends received in respect of securities sold short;

         (vii) In connection with the borrowing or lending of foreign securities; and

         (viii) For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in any Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except to the extent that the applicable Fund incurs loss or damage due to failure of such nominee to meet its standard of care as set forth in the Contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the applicable Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights by each Fund, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held under this Contract, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least two New York business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of each Fund, such Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the applicable Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. With respect to jurisdictions other than the United states, the sole responsibility of the Custodian with regard to the tax law of any such jurisdiction shall be to use reasonable efforts to (a) notify the applicable Fund of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of such jurisdictions including, responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting and (b) perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable each Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. The Custodian, in performance of its duties under this Section, shall be entitled to treat each Fund which is organized as a Delaware business trust as a Delaware business trust which is a "registered investment company" under the laws of the United States, and it shall be the duty of each Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the applicable Fund, other relevant facts concerning tax treatment of such Fund and further to inform the Custodian if such Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which such Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by each Fund. The Custodian may engage reasonable professional advisors disclosed to the applicable Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom.

4.12. LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

4.13 USE OF TERM "FUND"; ASSETS AND LIABILITIES.

All references in this Article 4 or in Article 3 of this Contract to "Fund" shall mean either any Fund, or a Portfolio of any Fund, as the context requires or as applicable.

The Custodian shall maintain separate and distinct records for each Portfolio and the assets allocated solely with such Portfolio shall be held and accounted for separately from the assets of each Fund associated solely with any other Portfolio. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of any Fund generally or the assets of any other Portfolio.

II. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                    STATE STREET BANK AND TRUST COMPANY


/s/ STEPHANIE L. POSTER
-----------------------
Stephanie L. Poster              By: /s/ JOSEPH L. HOOLEY
                                    ------------------------------------------
Vice President                      Joseph L. Hooley, Executive Vice President



WITNESSED BY:                    EACH INVESTMENT COMPANY SET FORTH ON
                                   APPENDIX A HERETO

/s/ JOHN H. LIVELY
--------------------
Name: John H. Lively             By: /s/ CAROL F. RELIHAN
Title: Counsel                      ------------------------------------------
                                    Name:  Carol F. Relihan
                                    Title: Senior Vice President
                                               AIM Advisor Funds
                                               AIM Equity Funds
                                               AIM Funds Group
                                               AIM International Funds, Inc.
                                               AIM Investment Securities Funds
                                               AIM Special Opportunities Funds
                                               AIM Summit Fund
                                               AIM Variable Insurance Funds
                                               AIM Floating Rate Fund

                                           Vice President
                                               AIM Growth Series
                                               AIM Investment Funds
                                               AIM Series Trust
                                               Global Investment Portfolio

                                   APPENDIX A
                          (AS REVISED OCTOBER 1, 2001)

AIM ADVISOR FUNDS                                   AIM SUMMIT FUND

o        AIM International Value Fund               AIM VARIABLE INSURANCE FUNDS
o        AIM Real Estate Fund
                                                    o        AIM V.I. Aggressive Growth Fund
AIM EQUITY FUNDS                                    o        AIM V.I. Balanced Fund
                                                    o        AIM V.I. Basic Value Fund
o        AIM Aggressive Growth Fund                 o        AIM V.I. Blue Chip Fund
o        AIM Blue Chip Fund                         o        AIM V.I. Capital Appreciation Fund
o        AIM Capital Development Fund               o        AIM V.I. Capital Development Fund
o        AIM Charter Fund                           o        AIM V.I. Dent Demographic Trends Fund
o        AIM Constellation Fund                     o        AIM V.I. Diversified Income Fund
o        AIM Dent Demographic Trends Fund           o        AIM V.I. Global Utilities Fund
o        AIM Emerging Growth Fund                   o        AIM V.I. Government Securities Fund
o        AIM Large Cap Basic Value Fund             o        AIM V.I. Growth and Income Fund
o        AIM Large Cap Growth Fund                  o        AIM V.I. Growth Fund
o        AIM Mid Cap Growth Fund                    o        AIM V.I. High Yield Fund
o        AIM Weingarten Fund                        o        AIM V.I. International Equity Fund
                                                    o        AIM V.I. Mid Cap Equity Fund
AIM FUNDS GROUP                                     o        AIM V.I. New Technology Fund
                                                    o        AIM V.I. Value Fund
o        AIM Balanced Fund
o        AIM Basic Balanced Fund                    AIM FLOATING RATE FUND
o        AIM European Small Company Fund
o        AIM Global Utilities Fund                  AIM GROWTH SERIES
o        AIM International Emerging Growth Fund
o        AIM New Technology Fund                    o        AIM Basic Value Fund
o        AIM Select Equity Fund                     o        AIM Euroland Growth Fund
o        AIM Small Cap Equity Fund                  o        AIM Mid Cap Equity Fund
o        AIM Value Fund                             o        AIM Small Cap Growth Fund
o        AIM Value II Fund
o        AIM Worldwide Spectrum Fund                AIM INVESTMENT FUNDS

AIM INTERNATIONAL FUNDS, INC.                       o        AIM Developing Markets Fund
                                                    o        AIM Global Financial Services Fund
o        AIM Asian Growth Fund                      o        AIM Global Health Care Fund
o        AIM European Development Fund              o        AIM Global Infrastructure Fund
o        AIM Global Aggressive Growth Fund          o        AIM Global Energy Fund
o        AIM Global Growth Fund                     o        AIM Global Telecommunications and
o        AIM Global Income Fund                                   Technology Fund
o        AIM International Equity Fund              o        AIM Strategic Income Fund

AIM INVESTMENT SECURITIES FUNDS                     AIM SERIES TRUST

o        AIM High Yield Fund                        o        AIM Global Trends Fund
o        AIM High Yield Fund II
o        AIM Income Fund
o        AIM Intermediate Government Fund

AIM SPECIAL OPPORTUNITIES FUNDS

o        AIM Large Cap Opportunities Fund
o        AIM Mid Cap Opportunities Fund
o        AIM Small Cap Opportunities Fund

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Argentina                  Citibank, N.A.

Australia                  Westpac Banking Corporation

Austria                    Erste Bank der Osterreichischen Sparkassen AG

Bahrain                    HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank

Belgium                    Fortis Bank nv-sa

Benin                      via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Bermuda                    The Bank of Bermuda Limited

Bolivia                    Citibank, N. A.

Botswana                   Barclays Bank of Botswana Limited

Brazil                     Citibank, N.A.

Bulgaria                   ING Bank N.V.

Burkina Faso               via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Canada                     State Street Trust Company Canada

Chile                      BankBoston, N.A.

People's Republic          Hongkong and Shanghai Banking Corporation Limited,
of China                   Shanghai and Shenzhen branches

06/30/01

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                 Banco BCT S.A.

Croatia                    Privredna Banka Zagreb d.d

Cyprus                     The Cyprus Popular Bank Ltd.

Czech Republic             Eeskoslovenska Obchodni Banka, A.S.

Denmark                    Danske Bank A/S

Ecuador                    Citibank, N.A.

Egypt                      HSBC Bank Egypt S.A.E.
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia                    Hansabank

Finland                    Merita Bank Plc.

France                     BNP Paribas Securities Services, S.A.

Germany                    Dresdner Bank AG

Ghana                      Barclays Bank of Ghana Limited

Greece                     National Bank of Greece S.A.

Guinea-Bissau              via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Hong Kong                  Standard Chartered Bank

06/30/01

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Hungary                    Citibank Rt.
                           (converting to Bank Austria Creditanstalt Rt August 10, 2001)

Iceland                    Icebank Ltd.

India                      Deutsche Bank AG

                           Hongkong and Shanghai Banking Corporation Limited

Indonesia                  Standard Chartered Bank

Ireland                    Bank of Ireland

Israel                     Bank Hapoalim B.M.

Italy                      BNP Paribas, Italian Branch

Ivory Coast                Societe Generale de Banques en Cote d'Ivoire

Jamaica                    Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                      The Fuji Bank, Limited

                           Sumitomo Mitsui Banking Corporation

Jordan                     HSBC Bank Middle East
                           (as delegate of Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan                 HSBC Bank Kazakhstan

Kenya                      Barclays Bank of Kenya Limited

Republic of Korea          Hongkong and Shanghai Banking Corporation Limited

Latvia                     A/s Hansabanka

06/30/01

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Lebanon                    HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania                  Vilniaus Bankas AB

Malaysia                   Standard Chartered Bank Malaysia Berhad

Mali                       via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Mauritius                  Hongkong and Shanghai Banking Corporation Limited

Mexico                     Citibank Mexico, S.A.

Morocco                    Banque Commerciale du Maroc

Namibia                    Standard Bank Namibia Limited               -

Netherlands                Fortis Bank (Nederland) N.V.

New Zealand                Westpac Banking Corporation

Niger                      via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Nigeria                    Stanbic Merchant Bank Nigeria Limited

Norway                     Christiania Bank og Kreditkasse ASA

Oman                       HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan                   Deutsche Bank AG

Palestine                  HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

06/30/01

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Panama                     BankBoston, N.A.

Peru                       Citibank, N.A.

Philippines                Standard Chartered Bank

Poland                     Bank Handlowy w Warszawie S.A.

Portugal                   Banco Comercial Portugues

Qatar                      HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania                    ING Bank N.V.

Russia                     Credit Suisse First Boston AO - Moscow
                           (as delegate of Credit Suisse First Boston - Zurich)

Senegal                    via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Singapore                  The Development Bank of Singapore Limited

Slovak Republic            Eeskoslovenska Obchodni Banka, A.S.

Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana

South Africa               Standard Bank of South Africa Limited

Spain                      Banco Santander Central Hispano S.A.

Sri Lanka                  Hongkong and Shanghai Banking Corporation Limited

Swaziland                  Standard Bank Swaziland Limited

06/30/01

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Sweden                     Skandinaviska Enskilda Banken

Switzerland                UBS AG

Taiwan - R.O.C.            Central Trust of China

Thailand                   Standard Chartered Bank

Togo                       via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago          Republic Bank Limited

Tunisia                    Banque Internationale Arabe de Tunisie

Turkey                     Citibank, N.A.

Ukraine                    ING Bank Ukraine

United Arab Emirates       HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

United Kingdom             State Street Bank and Trust Company,  London Branch

Uruguay                    BankBoston, N.A.

Venezuela                  Citibank, N.A.

Vietnam                    The Hongkong and Shanghai
                           Banking Corporation Limited

Zambia                     Barclays Bank of Zambia Limited

Zimbabwe                   Barclays Bank of Zimbabwe Limited

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

      Argentina                  Caja de Valores S.A.

      Australia                  Austraclear Limited

                                 Reserve Bank Information and Transfer System

      Austria                    Oesterreichische Kontrollbank AG
                                 (Wertpapiersammelbank Division)

      Belgium                    Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                 Banque Nationale de Belgique

      Benin                      Depositaire Central - Banque de Reglement

      Brazil                     Companhia Brasileira de Liquidacao e Custodia

                                 Sistema Especial de Liquidacao e de Custodia (SELIC)

                                 Central de Custodia e de Liquidacao Financeira de Titulos Privados
                                 (CETIP)

      Bulgaria                   Central Depository AD

                                 Bulgarian National Bank

      Burkina Faso               Depositaire Central - Banque de Reglement

      Canada                     Canadian Depository for Securities Limited

      Chile                      Deposito Central de Valores S.A.

      People's Republic          Shanghai Securities Central Clearing & Registration Corporation
      of China
                                 Shenzhen Securities Central Clearing Co., Ltd.

      Colombia                   Deposito Centralizado de Valores

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

      Costa Rica                 Central de Valores S.A.

      Croatia                    Ministry of Finance

                                 National Bank of Croatia

                                 Sredisnja Depozitarna Agencija d.d.

      Czech Republic             Stredisko cennych papiru

                                 Czech National Bank

      Denmark                    Vaerdipapircentralen (Danish Securities Center)

      Egypt                      Misr for Clearing, Settlement, and Depository

      Estonia                    Eesti Vaartpaberite Keskdepositoorium

      Finland                    Finnish Central Securities Depository

      France                     Euroclear France

      Germany                    Clearstream Banking AG, Frankfurt

      Greece                     Bank of Greece,
                                 System for Monitoring Transactions in Securities in Book-Entry Form

                                 Apothetirion Titlon AE - Central Securities Depository

      Guinea-Bissau              Depositaire Central - Banque de Reglement

      Hong Kong                  Central Clearing and Settlement System

                                 Central Moneymarkets Unit

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

      Hungary                    Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

      Iceland                    Iceland Securities Depository Limited

      India                      National Securities Depository Limited

                                 Central Depository Services India Limited

                                 Reserve Bank of India

      Indonesia                  Bank Indonesia

                                 PT Kustodian Sentral Efek Indonesia

      Israel                     Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

      Italy                      Monte Titoli S.p.A.

      Ivory Coast                Depositaire Central - Banque de Reglement

      Jamaica                    Jamaica Central Securities Depository

      Japan                      Japan Securities Depository Center (JASDEC)

                                 Bank of Japan Net System

      Kazakhstan                 Central Depository of Securities

      Kenya                      Central Bank of Kenya

      Republic of Korea          Korea Securities Depository

      Latvia                     Latvian Central Depository

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

      Lebanon                    Custodian and Clearing Center of Financial Instruments for
                                 Lebanon and the Middle East (Midclear) S.A.L.

                                 Banque du Liban

      Lithuania                  Central Securities Depository of Lithuania

      Malaysia                   Malaysian Central Depository Sdn. Bhd.

                                 Bank Negara Malaysia,
                                 Scripless Securities Trading and Safekeeping System

      Mali                       Depositaire Central - Banque de Reglement

      Mauritius                  Central Depository and Settlement Co. Ltd.

                                 Bank of Mauritius

      Mexico                     S.D. INDEVAL (Instituto para el Deposito de Valores)

      Morocco                    Maroclear

      Netherlands                Nederlands Centraal Instituut voor
                                 Giraal Effectenverkeer B.V. (NECIGEF)

      New Zealand                New Zealand Central Securities Depository Limited

      Niger                      Depositaire Central - Banque de Reglement

      Nigeria                    Central Securities Clearing System Limited

      Norway                     Verdipapirsentralen (Norwegian Central Securities Depository)

      Oman                       Muscat Depository & Securities Registration Company, SAOC

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

      Pakistan                   Central Depository Company of Pakistan Limited

                                 State Bank of Pakistan

      Palestine                  Clearing Depository and Settlement, a department
                                 of the Palestine Stock Exchange

      Peru                       Caja de Valores y Liquidaciones, Institucion de
                                 Compensacion y Liquidacion de Valores S.A

      Philippines                Philippine Central Depository, Inc.

                                 Registry of Scripless Securities (ROSS) of the Bureau of Treasury

      Poland                     National Depository of Securities
                                 (Krajowy Depozyt Papierow Wartosciowych SA)

                                 Central Treasury Bills Registrar

      Portugal                   Central de Valores Mobiliarios

      Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

      Romania                    National Securities Clearing, Settlement and Depository Company

                                 Bucharest Stock Exchange Registry Division

                                 National Bank of Romania

      Russia                     Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

      Senegal                    Depositaire Central - Banque de Reglement

      Singapore                  Central Depository (Pte) Limited

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

                                 Monetary Authority of Singapore

      Slovak Republic            Stredisko cennych papierov

                                 National Bank of Slovakia

      Slovenia                   Klirinsko Depotna Druzba d.d.

      South Africa               Central Depository Limited

                                 Share Transactions Totally Electronic (STRATE) Ltd.

      Spain                      Servicio de Compensacion y Liquidacion de Valores, S.A.

                                 Banco de Espana, Central de Anotaciones en Cuenta

      Sri Lanka                  Central Depository System (Pvt) Limited

      Sweden                     Vardepapperscentralen  VPC AB
                                 (Swedish Central Securities Depository)

      Switzerland                SegaIntersettle AG (SIS)

      Taiwan - R.O.C.            Taiwan Securities Central Depository Co., Ltd.

      Thailand                   Thailand Securities Depository Company Limited

      Togo                       Depositaire Central - Banque de Reglement

      Tunisia                    Societe Tunisienne Interprofessionelle pour la
                                 Compensation et de Depots des Valeurs Mobilieres

      Turkey                     Takas ve Saklama Bankasi A.S. (TAKASBANK)

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

                                 Central Bank of Turkey

      Ukraine                    National Bank of Ukraine

                                 Mizhregionalny Fondovy Souz

      United Arab Emirates       Clearing and Depository System,
                                 a department of the Dubai Financial Market

      Venezuela                  Banco Central de Venezuela

      Zambia                     LuSE Central Shares Depository Limited

                                 Bank of Zambia

      TRANSNATIONAL

      Euroclear

      Clearstream Banking AG

06/30/01

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                      BRIEF DESCRIPTION
-------------------------------                      -----------------
(SCHEDULED FREQUENCY)

The Guide to Custody in World Markets       An overview of settlement and safekeeping procedures,
(hardcopy annually and regular              custody practices and foreign investor considerations for
website updates)                            the markets in which State Street offers custodial services.

Global Custody Network Review               Information relating to Foreign Sub-Custodians in State
(annually)                                  Street's Global Custody Network. The Review stands as an
                                            integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying
                                            with SEC Rule 17f-5. The Review also gives insight into
                                            State Street's market expansion and Foreign Sub-Custodian
                                            selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review                Custody risk analyses of the Foreign Securities Depositories
(annually)                                  presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational
                                            obligations created by SEC Rule 17f-7.

Global Legal Survey                         With respect to each market in which State Street offers
(annually)                                  custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public
                                            accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to
                                            recover in the event of bankruptcy or insolvency of a
                                            Foreign Sub-Custodian or Foreign Securities System, (iii) a
                                            fund's ability to recover in the event of a loss by a
                                            Foreign Sub-Custodian or Foreign Securities System, and (iv)
                                            the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                     Copies of the contracts that State Street has entered into
(annually)                                  with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers
                                            custodial services.

Global Market Bulletin                      Information on changing settlement and custody conditions in
(daily or as necessary)                     markets where State Street offers custodial services.
                                            Includes changes in market and tax regulations, depository developments, dematerialization information, as well as
                                            other market changes that may impact State Street's clients.

Foreign Custody Advisories                  For those markets where State Street offers custodial
(as necessary)                              services that exhibit special risks or infrastructures
                                            impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                     Informational letters and accompanying materials confirming
(presently on a quarterly                   State Street's foreign custody arrangements, including a
basis or as otherwise necessary)            summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks
                                            associated with maintaining assets with Foreign Securities
                                            Depositories.